UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 8, 2018, Heron Therapeutics, Inc. (the “Company”) issued a press release announcing, among other things, certain of its financial results for the three and twelve months ended December 31, 2017 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

This Item 2.02 and the Press Release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

Press Release.

On January 8, 2018, the Company issued the Press Release providing, among other things, a general update on corporate progress, as described in the Press Release.

Corporate Presentation.

A copy of presentation materials describing the business of the Company, all or a part of which may be used by the Company in investor or scientific presentations from time to time, is furnished herewith as Exhibit 99.2 (the “Corporate Presentation”). The Corporate Presentation has also been posted on the Company’s website at www.herontx.com. The Company does not undertake any obligation to update the Corporate Presentation.

This Item 7.01, the Press Release and the Corporate Presentation are being furnished to the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 8, 2018

99.2	Corporate Presentation, dated January 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: January 8, 2018	/s/ David L. Szekeres
David L. Szekeres
Senior Vice President, General Counsel, Business Development and Corporate Secretary